UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 20, 2008
ProCentury Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-50641	31-1718622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio	43082

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 20, 2008, Meadowbrook Insurance Group, Inc. (“Meadowbrook”), MBKPC Corp., a wholly-owned subsidiary of Meadowbrook (“Merger Sub”), and ProCentury Corporation (“ProCentury”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which ProCentury will be merged with and into Merger Sub with Merger Sub being the surviving entity in the merger (the “Merger”).
     Under the terms of the Merger Agreement, at the effective time of the Merger, shareholders of ProCentury will be entitled to receive, for each ProCentury common share, either $20.00 in cash or Meadowbrook common stock having a value of $20.00, subject to adjustment as described below. Each ProCentury shareholder will have the option to elect to receive cash or Meadowbrook stock, subject to proration so that the maximum total cash consideration will not exceed 45% of the total consideration paid in order to preserve the tax-free exchange of the stock consideration. As long as Meadowbrook’s 30-day volume-weighted average price preceding the election date, which will be at least five days before the closing of the transaction, is between $8.00 and $10.50, the exchange ratio will vary such that the stock consideration equals $20.00 per share based on such 30-day average price. Above or below this range for Meadowbrook’s stock price, the exchange ratio will be fixed as if the 30-day volume-weighted average price preceding the election date equaled $10.50 or $8.00, as applicable. Outstanding options to purchase ProCentury common shares will become fully vested and option holders can either exercise such options and, in connection with the closing, elect to receive the form of merger consideration described above for the ProCentury shares acquired on exercise or agree to have their options cancelled in exchange for a per share cash payment equal to the difference between $20.00 and the exercise price of their options.
     The Merger Agreement contains representations, warranties and covenants of Meadowbrook , Merger Sub and ProCentury, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has agreed to recommend the approval and adoption of the Merger Agreement by its respective shareholders, and each party has agreed to hold a shareholder meeting to put these matters before their shareholders for their consideration. ProCentury has also agreed not to solicit proposals relating to alternative business combinations transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish confidential information relating to alternative business transactions.
     Consummation of the Merger is subject to various conditions, including, among others (i) requisite approvals of the shareholders of Meadowbrook and ProCentury, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) effectiveness of the Form S-4 registration statement relating to the Meadowbrook common stock to be issued in the Merger and listing of the Meadowbrook common stock to be issued in the Merger on the NYSE. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects and (iii) the delivery of opinions relating to the U.S. federal income tax code treatment of the Merger.
     Under the Merger Agreement, two ProCentury board members will join Meadowbrook’s Board of Directors.
     The Merger Agreement contains certain termination rights for both ProCentury and Meadowbrook, and further provides that, upon termination of the Merger Agreement under specified circumstances, ProCentury may be required to pay to Meadowbrook a termination fee of $9.5 million.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this report and is incorporated herein by reference.

     The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of ProCentury and Meadowbrook. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement.
     In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning ProCentury and Meadowbrook that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).
Item 8.01. Other Events.
     On February 21, 2008, ProCentury sent a letter to its general agents announcing the execution of the Merger Agreement. A copy of this letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
     This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. Each of Meadowbrook and ProCentury intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of Meadowbrook and ProCentury, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. Each of the companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of Meadowbrook and ProCentury and their respective subsidiaries include, but are not limited to: the risk that the businesses of Meadowbrook and/or ProCentury in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger on the expected timeframe. Other factors that could cause Meadowbrook’s or ProCentury’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in each company’s respective most recent annual report on Form 10-K and other filings with the SEC. Neither Meadowbrook nor ProCentury undertakes any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
     The proposed Merger will be submitted to Meadowbrook’s and ProCentury’s shareholders for their approval. Meadowbrook will file a registration statement, and Meadowbrook and ProCentury will file a joint proxy statement/prospectus and both companies will file other relevant documents with the SEC. Shareholders are urged to read the registration statement and joint proxy statement/prospectus regarding the proposed Merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Meadowbrook and ProCentury, at the SEC’s website (http://www.sec.gov). Investors will also be able to obtain these documents, free of charge, by accessing Meadowbrook’s website (http://www.meadowbrook.com), or by accessing ProCentury’s website (http://www.procentury.com).
     Meadowbrook and ProCentury and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Meadowbrook and/or ProCentury in connection with the proposed Merger. Information about the directors and executive officers of Meadowbrook is set forth in the proxy statement for Meadowbrook’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Information about the directors and executive officers of ProCentury is set forth in the proxy statement for ProCentury’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. Investors may obtain free copies of these documents as described above.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Agreement and Plan of Merger, dated February 20, 2008, by and among Meadowbrook Insurance Group, Inc., ProCentury Corporation and MBKPC Corp.

99.1	Letter from ProCentury to its general agents, dated February 21, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION (Registrant)
Date: February 21, 2008	By:	/s/ Erin E. West
Erin E. West
Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger, dated February 20, 2008, by and among Meadowbrook Insurance Group, Inc., ProCentury Corporation and MBKPC Corp.

99.1	Letter from ProCentury to its agents, dated February 21, 2008

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